EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 10-K/A of WNC Housing Tax Credit Fund VI, L.P., Series 6 (the "Partnership") for the year ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Wilfred N. Cooper, Jr., President and Chief Executive Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except to the extent that such provisions require the audit reports of Local Limited Partnership financial statements to refer to the standards of the Public Company Accounting Oversight Board.

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.




/S /WILFRED N. COOPER, JR.
--------------------------
Wilfred N. Cooper, Jr.
President and Chief Executive Officer of WNC & Associates, Inc.
September 8, 2009